EXHIBIT 4-E

                                                                 [CONFORMED]



                    THE UNITED TELEPHONE COMPANY OF PENNSYLVANIA


                                         to


                         PNC BANK, NATIONAL ASSOCIATION
                 (SUCCESSOR BY MERGER TO PROVIDENT NATIONAL BANK),
                                     as Trustee




                       Twenty-Second Supplemental Indenture


                                    DATED AS OF
                                   JUNE 1, 1993






                       SUPPLEMENTAL TO INDENTURE OF MORTGAGE
                           DATED AS OF JANUARY 1, 1951





              First Mortgage Bonds, Series Z, 5.76% due June 1, 1998
                First Mortgage Bonds, Series AA, 6.89% due June 1, 2008

   TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of the first day of June, 1993, made by and between THE UNITED TELEPHONE COMPANY OF PENNSYLVANIA, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company"), having its principal office and place of business in South Middleton Township, Cumberland County, Commonwealth of Pennsylvania, party of the first part, and PNC BANK, NATIONAL ASSOCIATION (successor by merger to PROVIDENT NATIONAL
BANK), a national banking association organized and existing under the laws of the United States of America, having its principal office and place of business in the City of Pittsburgh (hereinafter called the "Trustee"), as Trustee, party of the second part.

   WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture of Mortgage dated as of January 1, 1951 (hereinafter sometimes called the "Original Indenture", the Original Indenture and all indentures supplemental thereto being hereinafter referred to collectively as the "Indenture"), to secure the payment of the principal of and any premium which may be due and payable on and the interest on all bonds at any time issued and outstanding thereunder, to declare the terms and conditions upon which bonds are to be issued thereunder and to provide for the creation of a series of bonds designated as "First Mortgage Bonds, Series A, 3.10 %" (hereinafter called "Bonds of Series
A"), and the following Supplemental Indentures dated as of the following dates to subject to the lien of the Indenture certain additional property acquired by the Company and providing for the creation of the following designated Series of Bonds:

               Supplemental                                   Interest
                Indenture             Date       Series         Rate
            _________________       ________     ______      __________
                 First          February 1, 1952    B          3 3/4 %
                 Second         January 1, 1953     C          3 5/8 %
                 Third          January 1, 1954     D          3 3/4 %
                 Fourth         September 1, 1954   E.          3.40 %
                 Fifth          December 1, 1955    F.          3.60 %
                 Sixth          December 1, 1956    G          4 3/4 %
                 Seventh        January 1, 1958     H          5 1/4 %
                 Eighth         June 1, 1959        I              5 %
                 Ninth          February 1, 1961    J              5 %
                 Tenth          May 1, 1962         K          4 1/2 %

               Supplemental                                   Interest
                Indenture             Date       Series         Rate
            _________________       ________     ______      __________
                 Eleventh       November 1, 1964    L           4.65 %
                 Twelfth        November 1, 1965    M           4.95 %
                 Thirteenth     November 1, 1966    N          6 1/4 %
                 Fourteenth     November 1, 1968    O          6 5/8 %
                 Fifteenth      June 1, 1970        P          9 3/4 %
                 Sixteenth      July 1, 1972        Q          4 1/2 %
                 Sixteenth      July 1, 1972        R          9 3/8 %
                 Sixteenth      July 1, 1972        S         10 1/4 %
                 Sixteenth      July 1, 1972        T           4.95 %
                 Seventeenth    October 1, 1972     U          7 5/8 %
                 Eighteenth     December 1, 1974    V         10 1/4 %
                 Nineteenth     December 1, 1977    W           8.45 %
                 Twentieth      April 1, 1987       X           8.75 %
                 Twenty-First   December 1, 1992    Y          7.375 %

   WHEREAS, the Company has heretofore executed and delivered and the Trustee has authenticated and delivered under the Indenture Bonds of Series A through Y and all of such Bonds are fully registered; and

   WHEREAS, the Company is authorized under Section 2.01 of the Original Indenture to provide for the creation of additional series of bonds as more fully set forth in paragraph 2 of Section 3.04 of the Original Indenture; and

   WHEREAS, the Company is authorized under Section 13.01 of the Original Indenture to execute supplemental indentures supplemental to the Original Indenture; and

   WHEREAS, the Company desires hereby to authorize and create under the Indenture a series of bonds designated as "First Mortgage Bonds, Series Z, 5.76% due June 1, 1998" (hereinafter sometimes called "Bonds of Series Z") as hereinafter set forth, the aggregate principal amount of which shall be limited to $15,000,000, and the Company initially proposes to issue $15,000,000 principal amount of said Bonds; and

   WHEREAS, the Company also desires hereby to authorize and create under the Indenture a series of bonds designated as "First Mortgage Bonds, Series AA, 6.89% due June 1, 2008" (hereinafter sometimes called "Bonds of Series AA") as hereinafter set forth, the aggregate principal amount of which shall be limited to $17,000,000, and the Company initially proposes to issue $17,000,000 principal amount of said Bonds; and

   WHEREAS, each of the Bonds of Series Z and Series AA to be issued hereunder and the Trustee's authentication certificate upon said Bonds are to be substantially as hereinafter set forth:

                        [Form of Bond of Series Z]

   [The Trustee shall affix the following legend to each Bond as appropriate to maintain the exemption from registration of the Bonds under the Securities Act of 1933 as amended.

   This Bond was originally issued in a transaction exempt from registration under the Securities Act of 1933 (the "Securities Act") and may not be sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. This Bond may be resold, pledged or otherwise transferred only (i) to a person whom the holder reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of such Rule 144A or
(ii) pursuant to an exemption from registration under the Securities Act and in accordance with any applicable state securities laws.]

   The Bond will also include the following legend:

   THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A BOND REGISTERED, AND NO TRANSFER OF THIS BOND IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                       THE UNITED TELEPHONE COMPANY
                             OF PENNSYLVANIA

                   First Mortgage Bond, Series Z, 5.76%
                             Due June 1, 1998

   THE UNITED TELEPHONE COMPANY OF PENNSYLVANIA, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises
to pay to                                 or registered assigns, on the
first day of June, 1998, the sum of                Dollars in such coin or
currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon from the interest payment date next preceding the date of this Bond (or, if this Bond be dated prior to December 1, 1993, from June 11, 1993), at the rate of five and seventy-six one hundredths percent (5.76%) per annum, semi-annually, in like coin or currency, on the first day of June and the first day of December in each year, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of six and seventy-six one hundredths percent (6.76%) per annum, until the Company's obligation with respect to the payment of such principal shall be discharged. The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Bond is registered at the close of business on May 15 or November 15, as the case may be, next preceding such June 1 or December 1, or, if such May 15 or November 15 is not a business day, the business day next preceding such May 15 or November 15. Payments of principal and interest are to be made at the principal corporate trust office of PNC Bank, National Association (hereinafter called the "Trustee") in the City of Pittsburgh, Commonwealth of Pennsylvania. When funds have been made available for this purpose, the Trustee, or the successor trustee, shall mail its check for said interest to the person entitled thereto at his registered address.

   This Bond is one of a duly authorized issue of Bonds of the Company known as its First Mortgage Bonds (herein called the "Bonds"), not limited in aggregate principal amount except as provided in the Indenture hereinafter mentioned, all issued and to be issued in one or more series under and equally and ratably secured by an Indenture of Mortgage (herein called the "Indenture"), dated as of January 1, 1951, executed by the Company to the Trustee, to which Indenture and to the indenture supplemental thereto dated as of June 1, 1993 (herein called the "Twenty-Second Supplemental Indenture"), and to all other indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be issued and secured and the rights of the registered owners thereof and of the Trustee in respect of such security. As provided in the Indenture, said Bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This Bond is one of the Bonds described in the Twenty-Second Supplemental Indenture and designated therein as "First Mortgage Bonds, Series Z, 5.76% due June 1, 1998" (herein called the "Bonds of Series Z").

   To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the rights of the holders of the Bonds issued and to be issued thereunder, may be made with the consent of the Company by the written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3 %) in principal amount of the Bonds then outstanding under the Indenture and affected by such modification or alteration, and, in case one or more but less than all of the series of the Bonds then outstanding under the Indenture would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by the written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3 %) in principal amount of the Bonds of each series so affected; provided, however, that no such modification or alteration may be made which would extend the maturity of, or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce any premium payable upon any redemption of, this Bond, or reduce the percentage required for the taking of any such action, without the express consent of the holder hereof.

   Under a provision to become effective when none of the Series L through X Bonds are outstanding, or when appropriately consented to by the holders of such Bonds, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the rights of the holders of the Bonds issued and to be issued thereunder, may be made (subject to the exceptions set forth in the preceding paragraph) with the consent of the Company by the written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the Bonds then outstanding under the Indenture and affected by such modification or alteration, and, in case one or more but less than all of the series of the Bonds then outstanding under the Indenture would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by the written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the Bonds of all series affected in the same manner, voting as a group.

   No reference herein to the Indenture and no provision of this Bond or of the Indenture or of any indenture supplemental thereto shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Bond at the time and place and at the rate and in the coin or currency herein prescribed.

   The Bonds of Series Z redeemed in connection with certain governmental acquisitions or through the application of certain insurance proceeds or through the sale of property of the Company shall be redeemed at their principal amount plus interest accrued to the date fixed for redemption.

   Notice of each of the aforesaid redemptions shall be given by certified mail to the registered owner hereof at his registered address, such notice to be mailed at least twenty-five (25) days prior to the date of redemption. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

   If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

   This Bond is transferable by the registered owner hereof 15 on books of the Company to be kept for that purpose at the principal office of the Trustee in the City of Pittsburgh, Commonwealth of Pennsylvania, upon surrender hereof at such office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered Bond or Bonds of Series Z, in an authorized denomination or denominations, of a like aggregate principal amount; and the registered owner of this Bond may surrender the same at said office in exchange for a like aggregate principal amount of Bonds of like form of other authorized denominations; all upon the terms and conditions specified in the Indenture.

   The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for all purposes whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds thereby secured or implied therefrom.

   This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, and shall not become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereunder, shall have signed the form of authentication certificate endorsed hereon.

   IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed under its corporate seal.

Dated:
                                               THE UNITED TELEPHONE COMPANY
                                                     OF PENNSYLVANIA

                                           By
                                               ____________________________
                                                        President

Attest:
       _____________________________
                 Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture and Twenty-Second Supplemental Indenture.

                                            PNC BANK, NATIONAL ASSOCIATION,
                                                       as Trustee

                                           By
                                               ____________________________
                                                    Authorized Officer


                          [Form of Bond of Series AA]

   [The Trustee shall affix the following legend to each Bond as appropriate to maintain the exemption from registration of the Bonds under the Securities Act of 1933 as amended.

   This Bond was originally issued in a transaction exempt from registration under the Securities Act of 1933 (the "Securities Act") and may not be sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. This Bond may be resold, pledged or otherwise transferred only (i) to a person whom the holder reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of such Rule 144A or
(ii) pursuant to an exemption from registration under the Securities Act and in accordance with any applicable state securities laws.]

No.  AAR-. . .   $. . . . . .
                         THE UNITED TELEPHONE COMPANY
                               OF PENNSYLVANIA

                      First Mortgage Bond, Series AA, 6.89%
                               Due June 1, 2008

   THE UNITED TELEPHONE COMPANY OF PENNSYLVANIA, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises
to  pay  to                               or registered assigns, on the first
day of June, 2008, the sum of                                          Dollars
in such coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon from the interest payment date next preceding the date of this Bond (or, if this Bond be dated prior to December 1, 1993, from June 11, 1993), at the rate of six and eighty-nine one hundredths percent (6.89%) per annum, semi-annually, in like coin or currency, on the first day of June and the first day of December in each year, and to pay interest on any overdue principal and premium and (to the extent permitted by law) on any overdue installment of interest at the rate of seven and eighty-nine one hundredths percent (7.89%) per annum, until the Company's obligation with respect to the payment of such principal shall be discharged. The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Bond is registered at the close of business on May 15 or November 15, as the case may be, next preceding such June 1 or December 1, or, if such May 15 or November 15 is not a business day, the business day next preceding such May 15 or November 15. Payments of principal and interest are to be made at the principal corporate trust office of PNC Bank, National Association (hereinafter called the "Trustee") in the City of Pittsburgh, Commonwealth of Pennsylvania. When funds have been made available for this purpose, the Trustee, or the successor trustee, shall mail its check for said interest to the person entitled thereto at his registered address.

   This Bond is one of a duly authorized issue of Bonds of the Company known as its First Mortgage Bonds (herein called the "Bonds"), not limited in aggregate principal amount except as provided in the Indenture hereinafter mentioned, all issued and to be issued in one or more series under and equally and ratably secured by an Indenture of Mortgage (herein called the "Indenture"), dated as of January 1, 1951, executed by the Company to the Trustee, to which Indenture and to the indenture supplemental thereto dated as of June 1, 1993 (herein called the "Twenty-Second Supplemental Indenture"), and to all other indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be issued and secured and the rights of the registered owners thereof and of the Trustee in respect of such security. As provided in the Indenture, said Bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This Bond is one of the Bonds described in the Twenty-Second Supplemental Indenture and designated therein as "First Mortgage Bonds, Series AA, 6.89% due June 1, 2008" (herein called the "Bonds of Series AA").

   To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the rights of the holders of the Bonds issued and to be issued thereunder, may be made with the consent of the Company by the written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3 %) in principal amount of the Bonds then outstanding under the Indenture and affected by such modification or alteration, and, in case one or more but less than all of the series of the Bonds then outstanding under the Indenture would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by the written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3 %) in principal amount of the Bonds of each series so affected; provided, however, that no such modification or alteration may be made which would extend the maturity of, or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce any premium payable upon any redemption of, this Bond, or reduce the percentage required for the taking of any such action, without the express consent of the holder hereof.

   Under a provision to become effective when none of the Series L through X Bonds are outstanding, or when appropriately consented to by the holders of such Bonds, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the rights of the holders of the Bonds issued and to be issued thereunder, may be made (subject to the exceptions set forth in the preceding paragraph) with the consent of the Company by the written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the Bonds then outstanding under the Indenture and affected by such modification or alteration, and, in case one or more but less than all of the series of the Bonds then outstanding under the Indenture would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by the written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the Bonds of all series affected in the same manner, voting as a group.

   No reference herein to the Indenture and no provision of this Bond or of the Indenture or of any indenture supplemental thereto shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Bond at the time and place and at the rate and in the coin or currency herein prescribed.

   At the option of the Company and upon notice as provided in the Indenture, the Bonds of Series AA shall be redeemable in whole at any time, or in part from time to time prior to maturity in multiples of $100,000, at the principal amount of the Bonds being redeemed plus interest accrued thereon to the date fixed for such redemption, plus the Yield Maintenance Premium as defined in the Twenty-Second Supplemental Indenture.

   The Bonds of Series AA redeemed in connection with certain governmental acquisitions or through the application of certain insurance proceeds or through the sale of property of the Company shall be redeemed at their principal amount plus interest accrued to the date fixed for redemption.

   Notice of each of the aforesaid redemptions shall be given by certified mail to the registered owner hereof at his registered address, such notice to be mailed at least twenty-five (25) days prior to the date of redemption. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

   If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

   This Bond is transferable by the registered owner hereof on books of the Company to be kept for that purpose at the principal office of the Trustee in the City of Pittsburgh, Commonwealth of Pennsylvania, upon surrender hereof at such office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered Bond or Bonds of Series AA, in an authorized denomination or denominations, of a like aggregate principal amount; and the registered owner of this Bond may surrender the same at said office in exchange for a like aggregate principal amount of Bonds of like form of other authorized denominations; all upon the terms and conditions specified in the Indenture.

   The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for all purposes whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds thereby secured or implied therefrom.

   This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, and shall not become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereunder, shall have signed the form of authentication certificate endorsed hereon.

   IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed under its corporate seal.

Dated:
                                                THE UNITED TELEPHONE COMPANY
                                                      OF PENNSYLVANIA

                                             By
                                                ____________________________
                                                          President

Attest:
____________________________
          Secretary

      [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture and Twenty-Second Supplemental Indenture.

                                            PNC BANK, NATIONAL ASSOCIATION,
                                                      as Trustee,

                                             By
                                                ____________________________
                                                    Authorized Officer


   WHEREAS, all things necessary to make the Bonds of Series Z and Series AA, when duly executed by the Company and authenticated and delivered by the Trustee and issued by the Company, the valid, binding and legal obligations of the Company and to make this Twenty-Second Supplemental Indenture a valid, binding and legal instrument for the security of the Bonds to be issued hereunder, have been done and performed.

   NOW, THEREFORE, THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH: THAT THE UNITED TELEPHONE COMPANY OF PENNSYLVANIA, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of said Bonds by the holders or registered owners thereof and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding hereunder, according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the Trustee, party of the second part, and to its successors in the trusts hereby created, and to it and its assigns forever, subject to the terms of the Indenture:

   All and singular the premises, property rights and franchises of the Company owned, constructed or acquired since the execution and delivery of the Original Indenture and the First through Twenty-First Supplemental Indentures of whatever character (both real and personal of the kinds described in the Original Indenture) and wherever situated, except for property formerly owned by Saltillo Telephone Company which was merged into the Company in 1983 and after-acquired property located in Saltillo's operating area on which Bondholders will have a second mortgage and except as in the Indenture provided. The said property includes among other things the following (but reference to or enumeration of any particular kinds, classes or items of property shall not be deemed to exclude from the operation and effect of this Twenty-Second Supplemental Indenture any kind, class or item not so referred to or enumerated) viz: all the real estate described in those certain deeds from the respective Grantors named therein, dated and recorded as set forth in the respective Exhibits to this Indenture as supplemented by Exhibit A hereto, situate in the respective counties of the Commonwealth of Pennsylvania therein set forth.

   TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise pertaining to the aforesaid premises, property, rights and franchises or any part thereof, with the reversion and reversions, remainder and remainders, and, to the extent permitted by law, all tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, rights and franchises and every part and parcel thereof.

   TO HAVE AND TO HOLD all said premises, property, rights and franchises granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid or intended so to be, unto the Trustee and its successors in the trusts, and to it and its assigns forever.

   IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of those who shall hold or own the Bonds issued and to be issued under the Indenture, without preference of any of said Bonds over any others thereof by reason of priority in the time of the issue or negotiations thereof or by reason of the date or maturity thereof, or for any other reason whatsoever.

   IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all such Bonds are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held and applied, subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in the trusts under the Indenture, for the benefit of those who shall hold or own said Bonds, or any of them, as follows:

                               ARTICLE I

                         BONDS OF SERIES Z

   Section 1.01. Creation and Certain Terms of Bonds of Series Z. A series of Bonds to be issued and secured under the Indenture is hereby created, which shall be designated as, and shall be distinguished from the Bonds of all other series by the title, "First Mortgage Bonds, Series Z, 5.76% due June 1, 1998", sometimes herein referred to as the "Bonds of Series Z". Except as otherwise provided in this Twenty-Second Supplemental Indenture, the Bonds of Series Z shall be issued, authenticated and delivered as provided in and shall in all respects be subject to the terms, conditions and covenants of the Indenture. The signatures of the officers executing the Bonds of Series Z on behalf of the Company and attesting to the facsimile of its corporate seal thereon may be facsimile.

   The aggregate principal amount of the Bonds of Series Z is limited to $15,000,000 except as provided in Section 2.11 of the Original Indenture.

   All Bonds of Series Z shall be due June 1, 1998, and shall bear interest at the rate of five and seventy-six one hundredths percent (5.76%) per annum payable semiannually on the first day of June and the first day of December in each year (each such June 1 and December 1 being hereinafter called an "interest payment date"), and shall bear interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of six and seventy-six one hundredths percent (6.76%) per annum.

   The interest so payable on any interest payment date shall be paid to the persons in whose names the Bonds of Series Z are registered at the close of business on May 15 or November 15 (hereinafter called a "record date"), as the case may be, next preceding such June 1 or December 1, or, if such May 15 or November 15 is not a business day, the business day next preceding such May 15 or November 15, a "business day" being any day that is not a day on which banks in the City of Pittsburgh are authorized by law to close, except that if the Company shall default in the payment of any interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Bonds of Series Z are registered on the date of payment of such defaulted interest.

   In any case where any interest payment date, or any date on which any payment of principal is due, whether at stated maturity, upon redemption or otherwise, of any Bond of Series Z shall not be a business day, then (notwithstanding any other provision of the Indenture or of the Bonds of Series Z) payment of interest or principal need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the interest payment date or date on which the payment of principal was due, provided that no interest shall accrue for the period from and after such interest payment date or date on which such payment of principal was due, as the case may be.

   Except as provided hereinafter and in Sections 2.11 and 2.12 of Article II of the Original Indenture, every Bond of Series Z shall be dated as of the date of its authentication and delivery, or if that is an interest payment date, the next day, and shall bear interest from the interest payment date next preceding its date or, if dated prior to December 1, 1993, from June 11, 1993; provided, however, that notwithstanding Section 2.05 of Article II of the Original Indenture and except as provided in Sections 2.11 and 2.12 of such Article II, any Bond of Series Z authenticated and delivered by the Trustee after the close of business on the record date with respect to any interest payment date and prior to such interest payment date shall be dated as of the date next following such interest payment date and shall bear interest from such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date, such Bond shall bear interest from the next preceding interest payment date to which interest has been paid or, if no interest has been paid on such Bond, from its date.

   The Bonds of Series Z shall be fully registered Bonds without coupons in the denominations of One Thousand Dollars ($1,000) and any integral multiple thereof, numbered ZR-1 and upwards.

   The principal of and the interest on the Bonds of Series Z shall be payable at the principal corporate trust office of the Trustee in the City of Pittsburgh, Commonwealth of Pennsylvania, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The Bonds of Series Z shall be exchangeable and transferable at said office as provided in Section 2.08 of the Original Indenture (but the Company shall not require the payment to it of any charge for effecting such transfer except for reimbursement of governmental taxes and charges).

   The Bonds of Series Z shall be redeemable in whole or in part pursuant to any provision of the Indenture permitting such redemption only in the circumstances and at the prices hereinafter provided; provided, however, that the Bonds of Series Z shall not be redeemed pursuant to Section 7.04 of the Indenture unless the Bonds of Series Z are redeemed, to the extent practicable, pro rata with the Bonds of all series then outstanding on the basis of the respective principal amounts then outstanding.

   If redeemed (i) in connection with the sale of all or any part of the properties of the Company to, or other acquisition of such properties by, one or more municipal corporations or other governmental subdivisions or governmental bodies, authorities or agencies as the result of the actual or threatened use of the power of eminent domain, (ii) by application of insurance proceeds received because of damage to or destruction of any of the Company's properties, or (iii) in connection with the sale of property by the Company, the Bonds of Series Z are redeemable in such coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the principal amount thereof, together with interest accrued to the date fixed for redemption.

   The text of the Bonds of Series Z and of the authentication certificate of the Trustee upon said Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited with respect thereto.

BONDS OF SERIES AA

   Section 1.02. Creation and Certain Terms of Bonds of Series AA. A series of Bonds to be issued and secured under the Indenture is hereby created, which shall be designated as, and shall be distinguished from the Bonds of all other series by the title, "First Mortgage Bonds, Series AA, 6.89% due June 1, 2008", sometimes herein referred to as the "Bonds of Series AA". Except as otherwise provided in this Twenty-Second Supplemental Indenture, the Bonds of Series AA shall be issued, authenticated and delivered as provided in and shall in all respects be subject to the terms, conditions and covenants of the Indenture. The signatures of the officers executing the Bonds of Series AA on behalf of the Company and attesting to the facsimile of its corporate seal thereon may be facsimile.

   The aggregate principal amount of the Bonds of Series AA is limited to $17,000,000 except as provided in Section 2.11 of the Original Indenture.

   All Bonds of Series AA shall be due June 1, 2008, and shall bear interest at the rate of six and eighty-nine one hundredths percent (6.89%) per annum payable semiannually on the first day of June and the first day of December in each year (each such June 1 and December 1 being hereinafter called an "interest payment date"), and shall bear interest on any overdue principal and premium and (to the extent permitted by law) on any overdue installment of interest at the rate of seven and eighty-nine one hundredths percent (7.89%) per annum.

   The interest so payable on any interest payment date shall be paid to the persons in whose names the Bonds of Series AA are registered at the close of business on May 15 or November 15 (hereinafter called a "record date"), as the case may be, next preceding such June 1 or December 1, or, if such May 15 or November 15 is not a business day, the business day next preceding such May 15 or November 15, a "business day" being any day that is not a day on which banks in the City of Pittsburgh are authorized by law to close, except that if the Company shall default in the payment of any interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Bonds of Series AA are registered on the date of payment of such defaulted interest.

   In any case where any interest payment date, or any date on which any payment of principal is due, whether at stated maturity, upon redemption or otherwise, of any Bond of Series AA shall not be a business day, then (notwithstanding any other provision of the Indenture or of the Bonds of Series AA) payment of interest or principal need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the interest payment date or date on which the payment of principal was due, provided that no interest shall accrue for the period from and after such interest payment date or date on which such payment of principal was due, as the case may be.

   Except as provided hereinafter and in Sections 2.11 and 2.12 of Article II of the Original Indenture, every Bond of Series AA shall be dated as of the date of its authentication and delivery, or if that is an interest payment date, the next day, and shall bear interest from the interest payment date next preceding its date or, if dated prior to December 1, 1993, from June 11, 1993; provided, however, that notwithstanding Section 2.05 of Article II of the Original Indenture and except as provided in Sections 2.11 and 2.12 of such Article II, any Bond of Series AA authenticated and delivered by the Trustee after the close of business on the record date with respect to any interest payment date and prior to such interest payment date shall be dated as of the date next following such interest payment date and shall bear interest from such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date, such Bond shall bear interest from the next preceding interest payment date to which interest has been paid or, if no interest has been paid on such Bond, from its date.

   The Bonds of Series AA shall be fully registered Bonds without coupons in the denominations of One Thousand Dollars ($1,000) and any integral multiple thereof, numbered AAR-1 and upwards.


   The principal of and the interest on the Bonds of Series AA shall be payable at the principal corporate trust office of the Trustee in the City of Pittsburgh, Commonwealth of Pennsylvania, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The Bonds of Series AA shall be exchangeable and transferable at said office as provided in Section 2.08 of the Original Indenture (but the Company shall not require the payment to it of any charge for effecting such transfer except for reimbursement of governmental taxes and charges).

   The Bonds of Series AA shall be redeemable in whole or in part pursuant to any provision of the Indenture permitting such redemption only in the circumstances and at the prices hereinafter provided; provided, however, that the Bonds of Series AA shall not be redeemed pursuant to Section 7.04 of the Indenture unless the Bonds of Series AA are redeemed, to the extent practicable, pro rata with the Bonds of all series then outstanding on the basis of the respective principal amounts then outstanding.

   At the option of the Company, the Series AA Bonds shall be redeemable in whole at any time, or in part from time to time prior to maturity in multiples of $100,000, at the principal amount of the Bonds being redeemed plus interest accrued thereon to the date fixed for such redemption, plus the Yield Maintenance Premium. The Yield Maintenance Premium shall be the excess, if any, of (i) the aggregate present value, as of the date fixed for redemption, of all remaining payments of principal and interest scheduled to be made on or after the date fixed for redemption with respect to the principal amount of the Bonds being redeemed (subtracting from the first such interest payment, interest accrued to the date fixed for redemption), determined by discounting on a semi-annual basis such amounts at the Discount Rate, over (ii) the principal amount of the Bonds being redeemed. The Discount Rate shall be equal to the sum of (i) the Yield on U.S. Treasury securities, on the third trading day preceding the date fixed for redemption, having a maturity corresponding to the Weighted Average Life of the Bonds being redeemed and (ii) one-half of one percent. If no U.S. Treasury security maturity exactly corresponds to such Weighted Average Life of the Bonds to be redeemed, yields for the two such Treasury maturities most closely corresponding to such Weighted Average Life of the Bonds to be redeemed shall be interpolated or extrapolated from such Treasury yields on a straight-line basis, rounding to the nearest month to determine the Yield on U.S. Treasury securities. The Weighted Average Life of the Bonds being redeemed shall mean, as of the date of any determination thereof, the number of years obtained by dividing the Remaining Dollar-Years of such principal by the aggregate amount of such principal. The Remaining Dollar-Years of such principal shall equal the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have become due on each scheduled payment date if such redemption had not been made, less (2) the amount of principal scheduled to become due after giving effect to such redemption, by (y) the number of years (calculated to the nearest one-twelfth) between the date of determination and such scheduled payment date, and (ii) totaling the products obtained in (i). The Yield on U.S. Treasury securities, with respect to a particular maturity on a particular date, shall mean the yield reported for U.S. Treasury securities of such maturity in the first listed of the following publications then available: (1) page "USD" of the Bloomberg Financial Markets Services Screen at 11:00 a.m., New York time, on such date, (2) any similar nationally recognized trading screen reporting on-line intra-day trading in U.S. Treasury securities at 11:00 a.m., New York time, on such date, (3) the arithmetic mean of the yields reported under the headings "This Week" and "Last Week" in the Federal Reserve System's statistical release designated "H.15(519)" most recently published on or before such date, or (4) any other reasonably comparable index approved by the Company.

   If redeemed (i) in connection with the sale of all or any part of the properties of the Company to, or other acquisition of such properties by, one or more municipal corporations or other governmental subdivisions or governmental bodies, authorities or agencies as the result of the actual or threatened use of the power of eminent domain, (ii) by application of insurance proceeds received because of damage to or destruction of any of the Company's properties, or (iii) in connection with the sale of property by the Company, the Bonds of Series AA are redeemable in such coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the principal amount thereof, together with interest accrued to the date fixed for redemption.

   The text of the Bonds of Series AA and of the authentication certificate of the Trustee upon said Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited with respect thereto.


ARTICLE II

PARTICULAR COVENANTS OF THE COMPANY

   Section 2.01. The holders of the Bonds of Series Z and Series AA, by their acceptance and holding thereof, hereby consent and agree that, effective on the earliest date on which either (a) all Series L and M Bonds have been retired, or (b) the holders of 66 2/3 % of the principal amount of the Series L and M Bonds then outstanding have consented to such amendment, Section 6.04 of the Original Indenture is amended by deleting the entire first paragraph thereof and substituting in its stead:

   The Company may sell, exchange or otherwise dispose of any of its property (in addition to the property referred to in Sections 6.01, 6.02 and 6.03) at any time subject to the lien hereof, of an aggregate Fair Value to the Company not exceeding one-tenth of one percent (0.1%) of total telephone plant in service in any one calendar year, without notice to or any release or consent by the Trustee and without any deposit with the Trustee.

   Section 2.02. The holders of the Bonds of Series Z and Series AA, by their acceptance and holding thereof, hereby consent and agree that, effective on the earliest date on which either (a) all Series L and M Bonds have been retired, or (b) the holders of 66 2/3 % of the principal amount of the Series L and M Bonds then outstanding have consented to such amendment, Section 4.05 of the Original Indenture is amended by deleting the phrase "Ten Thousand Dollars ($10,000)" from the first paragraph and the third paragraph thereof and substituting in lieu thereof the phrase, "one-tenth of one percent (0.1%) of total telephone plant in service of the Company".

   Section 2.03. The holders of the Bonds of Series Z and Series AA, by their acceptance and holding thereof, hereby consent and agree that each of the amendments to the Indenture set forth in Sections 2.11 through 2.25 of Article II of the Twenty-First Supplemental Indenture shall be effective on the earliest date on which either (a) all Series L through X Bonds have been retired or (b) such amendment shall have become effective upon the requisite consent of the Holders of the Bonds of Series L through X.

   Section 2.04. Section 1.01 of the Indenture is amended by adding a definition of "Depositary" and a definition of "Global Security" as follows:

   Depositary: The term "Depositary" means, with respect to bonds of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Securities Exchange Act of 1934 that is designated to act as Depositary for such bonds.

   Global Security: The term "Global Security" means a bond that evidences all or part of the bonds of any series and bears the legend set forth in
Section 2.15 (or such legend as may be specified as contemplated by said
Section 2.15 for such bonds).

   Section 2.05. The Indenture is amended by adding a new Section 2.15 as follows:

   Section 2.15. The bonds of any series may be issuable in whole or in part in the form of one or more Global Securities. In such case, there shall be established the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in the next paragraph and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of this Section 2.15 in which any such Global Security may be exchanged in whole or in part for bonds registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of persons other than the Depositary for such Global Security or a nominee thereof.

   The bonds of any series issuable in whole or in part in the form of one or more Global Securities shall have such legends or endorsements placed thereon as may be required to comply with the rules of any Depositary therefor.
Unless otherwise specified as contemplated in this Section 2.15 for the bonds evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

   THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A BOND REGISTERED, AND NO TRANSFER OF THIS BOND IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

   The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

   (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single bond for all purposes of this Indenture.

   (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for bonds registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (B) there shall have occurred and be continuing an event of default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the first paragraph of this Section 2.15.

   (3) Subject to Clause (2) above, any exchange of a Global Security for other bonds may be made in whole or in part, and all bonds issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

   (4) Every bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 2.09, 2.10, 2.11, 5.03 or
14.05 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such bond is registered in the name of a person other than the Depositary for such Global Security or a nominee thereof.

   Section 2.06. The Indenture is amended by adding a new Section 2.16 as follows:

   Section 2.16. The Company may set any day as a record date for the purpose of determining the holders of outstanding bonds of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by holders of bonds of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the holders of outstanding bonds of the relevant series on such record date, and no other holders, shall be entitled to take the relevant action, whether or not such holders remain holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by holders of the requisite principal amount of outstanding bonds of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of outstanding bonds of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by holders and the applicable Expiration Date to be given to the Trustee and to each holder of bonds of the relevant series in writing.

   The Trustee may set any day as a record date for the purpose of determining the holders of outstanding bonds of any series entitled to join in the giving or making of (i) any notice of default, (ii) any declaration of acceleration referred to in Section 8.01, (iii) any request referred to in Section 8.05,
Section 12.02 or Section 12.08 or (iv) any direction referred to in Section 8.09, in each case with respect to bonds of such series. If any record date is set pursuant to this paragraph, the holders of outstanding bonds of such series on such record date, and no other holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such holders remain holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by holders of the requisite principal amount of outstanding bonds of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of outstanding bonds of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by holders and the applicable Expiration Date to be given to the Company and to each holder of bonds of the relevant series in writing.

   With respect to any record date set pursuant to this Section 2.16, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each holder of bonds of the relevant series, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 2.16, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Not withstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

   Without limiting the foregoing, a holder entitled hereunder to take any action hereunder with regard to any particular bond may do so with regard to all or any part of the principal amount of such bond or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

   Section 2.07. The amendments to the Indenture set forth in Sections 2.04 through 2.06 are for the purpose of permitting Global Securities to be issued under the Indenture, and pursuant to Section 13.01(f) of the Indenture, shall be effective immediately without the consent of the holders of outstanding bonds.


                               ARTICLE III

                               DEFEASANCE

   Section 3.01.  Applicability of Article; Company's Option to Effect
Defeasance.

   The Company may at its option by Board Resolution, at any time with respect to the Bonds of Series Z and Series AA, elect to have either Section 3.02 or
3.03 of this Article III be applied to the outstanding Bonds of Series Z or Series AA, or both Series Z and Series AA (hereinafter in this Article III, the "Defeased Bonds") upon compliance with the conditions set forth in this
Article III.

   Section 3.02.  Defeasance and Discharge.

   Upon the Company's exercise of the option applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the outstanding Defeased Bonds on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Defeased Bonds, and to have satisfied all its other obligations under the Defeased Bonds and the Indenture insofar as the Defeased Bonds are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Defeased Bonds to receive, solely from the trust fund described in Section 3.04 herein and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on the Defeased Bonds when such payments are due, (b) the Company's obligations with respect to such Defeased Bonds under Sections 2.05, 2.08, 2.10, 2.11, 2.14, 4.03, 4.16 and
12.07 of the Indenture, (c) the rights, powers, trusts, duties, and immunities of the Trustee under the Indenture and (d) this Article III. Subject to compliance with this Article III, the Company may exercise its option under this Section 3.02 notwithstanding the prior exercise of its option under
Section 3.03 of this Article III with respect to the Defeased Bonds.

   Section 3.03.  Covenant Defeasance.

   Upon the Company's exercise of the option applicable to this Section, the Defeased Bonds shall no longer be entitled to the benefits of the lien of the Indenture, which shall be deemed to be released for all purposes of the Indenture with respect to the Defeased Bonds, and the Defeased Bonds shall not be deemed to be outstanding for purposes of Section 3.06 of the Indenture, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance").

   Section 3.04.  Conditions to Defeasance.

   The following shall be the conditions to application of either Section 3.02 or Section 3.03 of this Article III to the outstanding Bonds of Series Z or Series AA:

(1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Sections
12.16 of the Indenture, who shall agree to comply with the provisions of this
Article III applicable to it), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Defeased Bonds, (a) money in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and each installment of principal of (and premium, if any) and interest on the outstanding Defeased Bonds on the stated maturity of such principal or installment of principal or interest. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2) No event of default or event which with notice or lapse of time or both would become an event of default with respect to the Defeased Bonds shall have occurred and be continuing on the date of such deposit or, insofar as Sections
8.01 (e), (f), or (g) of the Indenture are concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not cause the Trustee for the Defeased Bonds to have a conflicting interest as defined in Section 12.19 of the Indenture and for purposes of the Trust Indenture Act of 1939, as amended, with respect to any securities of the Company.

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(5) Such defeasance or covenant defeasance shall not cause any Defeased Bonds then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

(6) In the case of an election under Section 3.02 of this Article III, the Company shall have delivered to the Trustee an opinion of counsel stating that
(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) subsequent to June 1, 1993 there has been a change in the applicable Federal income tax law in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Defeased Bonds will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(7) In the case of an election under Section 3.03 of this Article III, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Defeased Bonds will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

   Section 3.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Miscellaneous.

   All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee - collectively, for purposes of this Section 3.05, the "Trustee") pursuant to Section 3.04 of this
Article III in respect of the outstanding Defeased Bonds shall be held in trust and applied by the Trustee, in accordance with the provisions of the Defeased Bonds and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the holders of the Defeased Bonds, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

   The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 3.04 of this Article III or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Defeased Bonds.

   Anything in this Article III to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or U.S. Government Obligations held by it as provided in Section 3.04 of this Article III which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

   Section 3.06.  Notice of Defeasance.

   Notice of defeasance or covenant defeasance shall be given by first-class mail, postage prepaid, mailed not more than 30 days following the date of deposit of money or U.S. Government Obligations pursuant to Section 3.04, to each registered owner of Defeased Bonds at his address as it appears on the bond register not less than 10 days prior to such date of mailing. Notice of defeasance or covenant defeasance shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


ARTICLE IV

MISCELLANEOUS PROVISIONS

   Section 4.01. The aggregate principal amount of Bonds of Series Z is limited to $15,000,000 except as provided in Section 2.11 of the Original Indenture.

   Section 4.02 The aggregate principal amount of Bonds of Series AA is limited to $17,000,000 except as provided in Section 2.11 of the Original Indenture.

   Section 4.03. Counterparts. This Twenty-Second Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

   Section 4.04. The Trustee accepts the trusts hereby effected but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals of fact herein contained, which shall be taken as the statements, representations and warranties of the Company. The Trustee makes no representations as to the security offered hereby or as to the validity of this Twenty-Second Supplemental Indenture (except with respect to the execution by the Trustee), relying entirely upon the statements, representations and warranties of the Company that this Twenty-Second Supplemental Indenture is entirely valid for the purposes stated herein. The Trustee may at any time require of the Company full information as to the performance of any covenant hereunder; and, if information satisfactory to it is not forthcoming, the Trustee may make or cause to be made, at the expense of the Company, an investigation into the affairs of the Company related to the Indenture. Except as otherwise provided in the Indenture, the Trustee shall not be responsible for the priority, recording or filing of this Indenture or any amendments or supplements thereto, financing statements, or for the validity of the execution by the Company of any supplements to the Indenture or instruments of further assurance.

   IN WITNESS WHEREOF, THE UNITED TELEPHONE COMPANY OF PENNSYLVANIA has caused these presents to be signed in its corporate name by its President or one of its Vice Presidents and sealed with its corporate seal, attested by its Secretary or one of its Assistant Secretaries; and PNC BANK, NATIONAL ASSOCIATION has caused these presents to be signed in its corporate name by an authorized officer and sealed with its corporate seal, attested by an authorized officer, all as of the day, month and year first above written.

                                              THE UNITED TELEPHONE COMPANY
                                                     OF PENNSYLVANIA
                                      By      /s/ RICHARD C. ECKHART
                                      _______________________________________
                                      Vice President-Finance & Administration
Attest:
   /s/ DANIEL T. DINEEN                                   [CORPORATE SEAL]
___________________________
         Secretary

Signed, sealed and delivered by
  THE UNITED TELEPHONE COM-
  PANY OF PENNSYLVANIA in the
  presence of:
   /s/ JOYCE H. EDMISTON
___________________________
   /s/ CONSTANCE A. MOYER
___________________________
                                       PNC BANK, NATIONAL ASSOCIATION

                                      By             /s/ J. G. ROUTH
                                      _______________________________________
                                                 Authorized Officer
Attest:
   /s/ AMY R. HOWCROFT
___________________________
         Officer                                           [CORPORATE SEAL]

Signed, sealed and delivered by
   PNC BANK, NATIONAL ASSOCIATION
   in the presence of:
   /s/ SHERRY J. LOCKE
___________________________
   /s/ JANEEN R. REIMOND
___________________________

COMMONWEALTH OF PENNSYLVANIA        } ss.:
COUNTY OF CUMBERLAND


    I certify that on this 7th day of June, 1993, before me, Peggy A. Nailor, a Notary Public in and for said County and Commonwealth, appeared Richard C. Eckhart, to me personally known and known to me to be Vice President-Finance and Administration of The United Telephone Company of Pennsylvania and the person whose name is signed to the foregoing instrument, who, being by me duly sworn, deposed and said that he is Vice President-Finance and Administration of The United Telephone Company of Pennsylvania; that he knows the corporate seal of the said corporation; that the seal affixed to the foregoing instrument is the corporate seal of the said corporation; that it was so affixed by order of said corporation; and that he signed his name as Vice President-Finance and Administration of said corporation to said instrument by like order; and thereupon said Richard C. Eckhart acknowledged that he signed said instrument as his free and voluntary act and that said corporation executed said instrument as its free and voluntary act for the purposes and uses therein set forth.


    IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 7th day of June, 1993.

                                                    /s/ PEGGY A. NAILOR
                                              _______________________________
                                                       Notary Public

[NOTARIAL SEAL]
                                               My Commission Expires
                                                   June 29, 1995
                                              South Middleton Township
                                                Cumberland County, PA

COMMONWEALTH OF PENNSYLVANIA        } ss.:
COUNTY OF ALLEGHENY

    I certify that on this 8th day of June, 1993, before me, Mark C. Baker, a Notary Public in and for said County and Commonwealth, appeared
J. G. Routh, to me personally known and known to me to be an Authorized Officer of PNC BANK, NATIONAL ASSOCIATION and the person whose name is signed to the foregoing instrument, who, being by me duly sworn, deposed and said that he is an Authorized Officer of PNC BANK, NATIONAL ASSOCIATION; that he knows the corporate seal of the said bank; that the seal affixed to the foregoing instrument is the corporate seal of the said bank; that it was so affixed by order of said bank; and that he signed his name as an Authorized Officer of said bank to said instrument by like order; and thereupon said J.
G. Routh acknowledged that he signed said instrument as his free and voluntary act and that said bank executed said instrument as its free and voluntary act for the purposes and uses therein set forth.

    I hereby certify that I am not a director or officer of the above-mentioned bank.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 8th day of June, 1993.
                                                      /s/ MARK C. BAKER
                                                  __________________________
                                                         Notary Public
                                                            [ NOTARIAL SEAL ]

                                                       Notary Public,
                                                Pittsburgh, Allegheny Co.
                                           My Commission Expires July 13, 1996

    PNC Bank, National Association, Mortgagee and Trustee named in the foregoing Twenty-Second Supplemental Indenture, hereby certifies that its precise name and corporate trust address are as follows:

    PNC Bank, National Association, One Oliver Plaza, 23rd floor, Pittsburgh, Pennsylvania 15265.
                                            PNC BANK, NATIONAL ASSOCIATION
                                            By        /s/ J. G. ROUTH
                                                __________________________
                                                    Authorized Officer
                                   EXHIBIT A

                                                              Recorded
   Grantor            Location         Date of Deed     Book            Page

   NONE




                             RECORDING DATA

     Executed counterparts of this Twenty-Second Supplemental Indenture, dated as of June 1, 1993, were recorded in the Offices for the Recording of Deeds in and for certain Counties of Pennsylvania as follows:

                         Date                  Mortgage
County                 Recorded                  Book                   Page

Adams                  June 9, 1993              736                     55
Armstrong              June 9, 1993             1300                    146
Beaver                 June 9, 1993             1264                    605
Bedford                June 9, 1993              521                    639
Blair                  June 9, 1993             1073                    325
Butler                 June 9, 1993             2326                    284
Centre                 June 9, 1993              699                    727
Clarion                June 9, 1993              408                    856
Clinton                June 9, 1993              615                    208
Cumberland             June 9, 1993             1141                    214
Dauphin                June 9, 1993             1987                    365
Franklin               June 9, 1993              885                    256
Fulton                 June 9, 1993              199                    271
Huntingdon             June 9, 1993              327                     46
Juniata                June 9, 1993              175                    966
Lancaster              June 9, 1993             3920                    577
Lawrence               June 9, 1993             1088                    357
Lebanon                June 9, 1993              675                    602
Mercer                 June 9, 1993              144                   1569
Mifflin                June 9, 1993              398                    862
Perry                  June 9, 1993              739                     27
Snyder                 June 9, 1993              313                    234
Somerset               June 9, 1993             1201                    581
Venango                June 9, 1993              576                    101
York                   June 9, 1993              646                   1086